EXHIBIT 2.5

EXECUTION COPY

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

     This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is entered as of March 17, 2004 among Intelsat, Ltd., a Bermuda company (“Parent”), Intelsat (Bermuda), Ltd., a Bermuda company (“Purchaser”), Intelsat LLC, a Delaware limited liability company (“Intelsat LLC”), Intelsat Global Service Corporation, a Delaware corporation (“IGSC”), Intelsat USA Sales Corporation, a Delaware corporation (“USA Sales”), Intelsat North America, LLC, a Delaware limited liability company (“Intelsat North America”), Intelsat Government Solutions Corporation, a Delaware corporation (“iGov” and, together with Parent, Purchaser, Intelsat LLC, IGSC, USA Sales and Intelsat North America, the “Intelsat Parties”), Loral Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession (“Loral Space”), Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession (“Loral SpaceCom”), and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession (“Loral Satellite” and, together with Loral Space and Loral SpaceCom, the “Sellers”).

W I T N E S S E T H

     WHEREAS, each of the Sellers is a debtor and debtor in possession in cases under Chapter 11 of Title 11 of the United States Code, pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

     WHEREAS, Parent, Purchaser and each Seller have executed and delivered that certain Asset Purchase Agreement, dated as of July 15, 2003, as amended (together with the annexes and the schedules thereto, and as it may be amended or supplemented, including written waivers, from time to time, the “Asset Purchase Agreement”), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to Purchaser of all right, title and interest of Sellers in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Purchaser or its designated Affiliate (as defined in the Asset Purchase Agreement) of the Assumed Liabilities (as defined in the Asset Purchase Agreement), in each case on the terms and subject to the conditions set forth in the Asset Purchase Agreement;

     WHEREAS, the Sale Order (as defined in the Asset Purchase Agreement) was entered by the Bankruptcy Court on October 30, 2003, and, among other things, approves the Asset Purchase Agreement and the Ancillary Agreements (as defined in the Asset Purchase Agreement) and authorizes the transactions contemplated thereby;

     WHEREAS, Section 2.8(a) of the Asset Purchase Agreement provides that Sellers shall deliver at the Closing (as defined in the Asset Purchase Agreement) bills of sale, assignments and any other customary instruments of sale and conveyance transferring to Purchaser all Purchased Assets and Section 2.7(a)(ii) of the Asset Purchase Agreement provides that Purchaser shall deliver at the Closing instruments of assumption and other instruments or documents as may be necessary to effect Purchaser’s assumption of all Assumed Liabilities;

     WHEREAS, subject to Parent’s compliance with Section 12.7 of the Asset Purchase Agreement, Section 2.7(b) of the Asset Purchase Agreement permits Purchaser to designate one or more of its Affiliates to accept title to or assignment of any portion of the Purchased Assets and to assume any portion of the Assumed Liabilities directly from Sellers at the Closing; and

               WHEREAS, by the execution and delivery of this Agreement, the parties desire to effect the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the assignment and assumption of the Assumed Liabilities hereunder as contemplated by the Asset Purchase Agreement.

               NOW, THEREFORE, pursuant to the Asset Purchase Agreement and for and in consideration of the mutual covenants and undertakings contained therein and herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the parties hereto agree as follows:

               Section 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

               Section 2. Transfer and Assignment.

               (a) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, effective as of 12:01 a.m. on the date hereof (the “Effective Time”), each of the Sellers hereby sells, transfers, conveys, assigns, grants and delivers, to Intelsat LLC, its successors and assigns, to have and to hold forever, all right, title and interest of such Seller in and to the Purchased Assets set forth on Annex A hereto.

               (b) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby sells, transfers, conveys, assigns, grants and delivers, to IGSC, its successors and assigns, to have and to hold forever, all right, title and interest of such Seller in and to the Purchased Assets set forth on Annex B hereto.

               (c) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal and sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby sells, transfers, conveys, assigns, grants and delivers, to USA Sales, its successors and assigns, to have and to hold forever, all right, title and interest of such Seller in and to the Purchased Assets set forth on Annex C hereto.

               (d) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby sells, transfers, conveys, assigns, grants and delivers, to Intelsat North America, its successors and assigns, to have and to hold forever, all right, title and interest of such Seller in and to the Purchased Assets set forth on Annex D hereto.

               (e) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby sells, transfers, conveys, assigns, grants and delivers, to iGov, its successors and assigns, to have and to hold forever, all right, title and interest of such Seller in and to the Purchased Assets set forth on Annex E hereto.

               Section 3. Assumption.

               (a) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby assigns, sells, transfers and sets over all of such Seller’s right, title, benefit, privileges and interest in and to and all of such Seller’s burdens, obligations and liabilities in connection with, and Intelsat LLC hereby accepts, assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Sellers to be observed, performed, paid or discharged on and after the Closing Date in connection with, the Assumed Liabilities related to the Purchased Assets set forth on Annex A hereto.

               (b) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby assigns, sells, transfers and sets over all of such Seller’s right, title, benefit, privileges and interest in and to and all of such Seller’s burdens, obligations and liabilities in connection with, and USA Sales hereby accepts, assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Sellers to be observed, performed, paid or discharged on and after the Closing Date in connection with, the Assumed Liabilities related to the Purchased Assets set forth on Annex C hereto.

               (c) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby assigns, sells, transfers and sets over all of such Seller’s right, title, benefit, privileges and interest in and to and all of such Seller’s burdens, obligations and liabilities in connection with, and iGov hereby accepts, assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Sellers to be observed, performed, paid or discharged on and after the Closing Date in connection with, the Assumed Liabilities related to the Purchased Assets set forth on Annex E hereto.

               (d) On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Ancillary Agreements and the Sale Order, and for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, as of the Effective Time, each of the Sellers hereby assigns, sells, transfers and sets over all of such Seller’s right, title, benefit, privileges and interest in and to and all of such Seller’s burdens, obligations and liabilities in connection with, and the Purchaser hereby accepts, assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Sellers to be observed, performed, paid or discharged on and after the Closing Date in connection with, the Assumed Liabilities, if any, not otherwise assumed by an Affiliate of the Purchaser as provided for in this Section 3.

               (e) The Intelsat Parties shall not assume or discharge any of the Excluded Liabilities, which shall be retained by the Sellers.

               Section 4. Further Assurances. At any time after the date hereof, each Seller shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by any Intelsat Party necessary to evidence the transfer of the Purchased Assets or the other transactions contemplated by this Agreement, the Asset Purchase Agreement and the Ancillary Agreements.

               Section 5. Implementation of Asset Purchase Agreement and the Ancillary Agreements. Notwithstanding any other provisions of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the representations and warranties, covenants, provisions or any of the rights, powers, privileges, obligations and remedies of the parties hereto or their Affiliates set forth in the Asset Purchase Agreement, the Ancillary Agreements or any other agreements attached thereto or delivered in connection therewith, and they shall remain in full force and effect to the full extent provided therein. This Agreement is intended only to effect the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the assignment and assumption of the Assumed Liabilities as contemplated by the Asset Purchase Agreement and the Ancillary Agreements. In the event that any provision of this Agreement shall be construed to conflict with a provision of the Asset Purchase Agreement or any Ancillary Agreement, the provision of the Asset Purchase Agreement or such Ancillary Agreement shall be deemed controlling.

               Section 6. Notices. All notices or other communications hereunder shall be deemed to have been duly given and made upon receipt if made in writing and if: (a) served by personal delivery upon the party for whom it is intended, (b)

delivered by a national courier service or (c) sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person.

               To the Intelsat Parties:

Intelsat (Bermuda), Ltd.
North Tower, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda
Telecopy: +441-292-8300
Attention: President

with a copy (which shall not constitute notice) to:

Intelsat Global Service Corporation
3400 International Drive, N.W.
Washington, DC 20008-3006
Telephone: (202) 944-6873
Telecopy: (202) 944-7661
Attention: General Counsel and Senior Vice President for
Regulatory Affairs

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1701 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Telephone: (202) 956-7500
Telecopy: (202) 293-6330
Attention: Janet T. Geldzahler, Esq.

To the Sellers:

Loral Space & Communication Corporation
600 Third Avenue
New York, NY 10016
Attention: General Counsel
Telephone: (212) 697-1105
Telecopy: (212) 338-5320

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Telephone: (212) 728-8000
Telecopy: (212) 728-8111
Attention: Maurice M. Lefkort, Esq.

               Section 7. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

               Section 8. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided that: (a) the Intelsat Parties may: (i) assign their rights hereunder to any direct or indirect wholly-owned Subsidiary, and (ii) assign, pledge and grant a security interest in their right, title and interest, in, to and under this Agreement and their rights thereunder as collateral security for any present or future indebtedness, which assignment, in either case, shall not relieve such Intelsat Party of any obligations hereunder and (b) the Intelsat Parties and the Sellers may assign their rights and obligations to a person who acquires all or substantially all of that party’s assets (in the case of any Intelsat Party, all or substantially all of the assets acquired by them hereunder) and assumes all of such party’s obligations hereunder. Any attempted assignment in contravention hereof shall be null and void.

               Section 9. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY (A) IN THE BANKRUPTCY COURT TO THE EXTENT THAT THE BANKRUPTCY COURT HAS JURISDICTION OVER SUCH ACTION OR PROCEEDING, AND (B) IN ALL OTHER CASES IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “CHOSEN COURTS”) AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR

PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 6 OF THIS AGREEMENT AND (V) ACKNOWLEDGES THAT THE OTHER PARTIES WOULD BE IRREPARABLY DAMAGED IF ANY OF THE PROVISIONS OF THIS AGREEMENT ARE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS AND THAT ANY BREACH OF THIS AGREEMENT COULD NOT BE ADEQUATELY COMPENSATED IN ALL CASES BY MONETARY DAMAGES ALONE AND THAT, IN ADDITION TO ANY OTHER RIGHT OR REMEDY TO WHICH A PARTY MAY BE ENTITLED, AT LAW OR IN EQUITY, IT SHALL BE ENTITLED TO ENFORCE ANY PROVISION OF THIS AGREEMENT BY A DECREE OF SPECIFIC PERFORMANCE AND TO TEMPORARY, PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF TO PREVENT BREACHES OR THREATENED BREACHES OF ANY OF THE PROVISIONS OF THIS AGREEMENT, WITHOUT POSTING ANY BOND OR OTHER UNDERTAKING.

               Section 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

               Section 12. Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               Section 13. Mutual Drafting. This Agreement is the product of joint drafting and negotiation among the parties and no provision hereof shall be construed for or against any party based upon such party having been responsible or primarily responsible for the drafting thereof.

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EXECUTION COPY

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

LORAL SPACE & COMMUNICATIONS CORPORATION, as debtor and debtor in possession
By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	Vice President and Secretary

LORAL SPACECOM CORPORATION, as debtor and debtor in possession
By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	Vice President and Secretary

LORAL SATELLITE INC., as debtor and debtor in possession
By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	Vice President and Secretary

INTELSAT, LTD.
By:	/s/ Conny Kullman
	Name:	Conny Kullman
	Title:	Director and Chief Executive Officer

INTELSAT (BERMUDA), LTD.
By:	/s/ Ramu Potarazu
	Name:	Ramu Potarazu
	Title:	President

INTELSAT LLC
By:	/s/ Patrick J. Cerra
	Name:	Patrick J. Cerra
	Title:	Vice President

INTELSAT GLOBAL SERVICE CORPORATION
By:	/s/ Kevin Mulloy
	Name:	Kevin Mulloy
	Title:	President

INTELSAT USA SALES CORPORATION
By:	/s/ R.B. Nash
	Name:	R.B. Nash
	Title:	Secretary

INTELSAT NORTH AMERICA, LLC.
By:	/s/ Ramu Potarazu
	Name:	Ramu Potarazu
	Title:	President

INTELSAT GOVERNMENT SOLUTIONS CORPORATION
By:	/s/ Susan P. Miller
	Name:	Susan P. Miller
	Title:	President

Annexes and Schedules

All Annexes and Schedules have been omitted in accordance with Item S-K 601(b)(2). Intelsat agrees to furnish supplementally copies of any or all of these documents to the Commission upon request.

Annexes

Annex A	Purchased Assets to Be Acquired by Intelsat LLC

Annex B	Purchased Assets to Be Acquired by IGSC

Annex C	Purchased Assets to Be Acquired by USA Sales

Annex D	Purchased Assets to Be Acquired by Intelsat North America

Annex E	Purchased Assets to Be Acquired by iGov

Schedules

Schedule A-1	List of Assumed Contracts Assigned to Intelsat LLC and Cure Amounts

Schedule C-1	List of Assumed Contracts Assigned to USA Sales and Cure Amounts

Schedule D-1	List of Certain FCC Authorizations

Schedule E-1	List of Assumed Contracts Assigned to iGov and Cure Amounts